UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 6, 2013, Terra Tech Corp., a Nevada corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclsoing, among other things, the consummation of the transactions contemplated by that certain Share Exchange Agreement, dated March 23, 2013 (the “Share Exchange Agreement”), by and among the Company, Edible Garden, LLC, a Nevada limited liability company (“Edible Garden”), and the holders of common stock of Edible Garden, the effect of which Edible Garden became a wholly-owned subsidiary of the Company.  This amendment is being filed to amend and supplement Item 9.01 of the Original Report to include the historical financial statements of Edible Garden, the business acquired.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Edible Garden from April 9, 3013 (Inception) through April 24, 2013 are filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits:

Exhibit	Description

99.1	Audited financial statements of Edible Garden from April 9, 3013 (Inception) through April 24, 2013.

99.2	Unaudited Pro Forma Combined Financial Information of Terra Tech Corp. and Edible Garden Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp. (Registrant)

Date: August 6 , 2013	By:	/s/ Derek Peterson
Name: Derek Peterson
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Audited financial statements of Edible Garden from April 9, 3013 (Inception) through April 24, 2013.

99.2	Unaudited Pro Forma Combined Financial Information of Terra Tech Corp. and Edible Garden Corp.